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                                                               10-Q Exhibit 10.4


                    SUPPLEMENT NO. 1 dated as of June 30, 1999, to the Security
               Agreement dated as of April 15, 1998 as amended and restated as of November 2, 1998, among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE HOLDING CORPORATION, a Virginia corporation ("Holdings"), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined therein).

     A. Reference is made to (a) the Credit Agreement dated as of April 15, 1998 as amended and restated as of October 19, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and as issuing bank (in such capacity, the "Issuing Bank"), DLJ Capital Funding, Inc., as syndication agent, and First Union National Bank, as documentation agent, and (b) the Guarantee Agreement dated as of April 15, 1998 as amended and restated as of November 2, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Subsidiary Guarantors, Holdings and the Collateral Agent.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.
Section 7.15 of Security Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Grantor agree as follows:

     SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
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                                                                               2

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor other than Collateral (i) consisting of goods in transit between facilities, whether in vehicles owned by the applicable Grantor or on common carriers and (ii) located in temporary warehousing which will remain in such warehousing for no longer than one month and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

     SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

                    [Rest of page intentionally left blank]
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     IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                   ADVANCE TRUCKING CORPORATION, a
                                   Virginia corporation,

                                     by
                                        /s/ J. O'Neil Leftwich
                                        ----------------------
                                        Name:  J. O'Neil Leftwich
                                        Title: Secretary
                                        Address:  5673 Airport Road
                                                  Roanoke, VA 24012


                                   THE CHASE MANHATTAN BANK, as
                                   Collateral Agent,

                                     by
                                        /s/ Neil R. Boylan
                                        ------------------
                                        Name:  Neil R. Boylan
                                        Title: Managing Director